JLG Industries, Inc.
Executive Deferred Compensation Plan

_________________

As Amended and Restated Effective November 1, 2003

(As Amended and Restated Effective December 31, 2008)

JLG Industries, Inc.
Executive Deferred Compensation Plan

As Amended and Restated Effective November 1, 2003

(As Amended and Restated Effective December 31, 2008)

i

Section 6.	Nature of Participant’s Interest in Plan	7
6.1	No Right to Assets	7
6.2	No Right to Transfer Interest	7
6.3	No Employment Rights	7
6.4	Withholding and Tax Liabilities	7
Section 7.	Administration, Interpretation, and Modification of Plan	8
7.1	Plan Administrator	8
7.2	Powers of Committee	8
7.3	Finality of Committee Determinations	8
7.4	Required Information	8
7.5	Incapacity	8
7.6	Amendment, Suspension, and Termination	9
7.7	Power to Delegate Authority	9
7.8	Headings	9
7.9	Severability	9
7.10	Governing Law	9
7.11	Complete Statement of Plan	9
Section 8.	Definitions	10
8.1	Gender and Number	10
8.2	Definitions	10
Section 9.	Code Section 409A Grandfathering Provisions	12
9.1	General Grandfathering Rule	12
9.2	409A Grandfathered Account Balance	12
9.3	Payment of 409A Grandfathered Account Balance	12
9.4	409A Non-Grandfathered Account Balance	13
9.5	Payment of 409A Non-Grandfathered Account upon Separation from Service	13
9.6	Payment of 409A Non-Grandfathered Account upon Death	14
9.7	Separation from Service	14
9.8	Compliance with Internal Revenue Code Section 409A	15
APPENDIX A		16
RATE OF RETURN INDICES		16
Appendix B INTERNAL REVENUE CODE SECTION 409A TRANSITION RULE ELECTION		17

ii

JLG INDUSTRIES, INC. EXECUTIVE DEFERRED
COMPENSATION PLAN

As Amended and Restated Effective November 1, 2003

(As Amended Effective December 31, 2008)

Section 1.     Establishment and Purpose.

        1.1    Establishment. Effective October 1, 1996, the Company established the Plan for the benefit of the Participants. The Plan has been amended and restated effective November 1, 2003, and effective December 31, 2008.

        1.2    Purpose. The Plan is an unfunded plan maintained primarily for the purpose of providing deferred compensation to a select group of management and highly compensated employees. The Plan permits Participants to elect to defer payment of part or all of their Compensation until their termination of employment with the Company in accordance with the terms of the Plan.

Section 2.     Participation by Eligible Executives.

        2.1    Election of Benefits. An Eligible Executive may become a Participant in the Plan by electing to defer, until his termination of employment with the Company, receipt of part or all of the Compensation to be paid to him by the Company.

        2.2    Advance Election. An election to defer the receipt of Compensation hereunder shall apply only to Compensation earned after the date the Participant’s election is filed with the Administrative Committee.

        2.3    Election Filing Deadline. Except as provided in the following two sentences, an election to defer Compensation, other than Bonus Compensation, earned in a calendar year shall be filed with the Administrative Committee before the calendar year begins, and an election to defer Bonus Compensation earned in a Fiscal Year shall be filed with the Administrative Committee on or before March 31 of the Fiscal Year with respect to which the Bonus Compensation is earned. An Eligible Executive may file the requisite election to defer Compensation earned thereafter before the expiration of 30 days from the initial effective date of the Plan. An Eligible Executive who is newly hired or otherwise newly eligible may file the requisite election to defer Compensation earned thereafter before the expiration of 30 days from either (a) his initial date of employment, if the Eligible Executive is a new hire, or (b) his initial date of eligibility, if the Eligible Executive is newly eligible to participate in the Plan.

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Executive Deferred Compensation Plan

        2.4    Irrevocable Election. Once filed, an election to defer Compensation shall be irrevocable and shall remain in effect until the end of the calendar year or Fiscal Year to which it pertains. Such election shall automatically apply to each subsequent calendar year or Fiscal Year unless the Participant, before the beginning of the calendar year or on or before March 31 of the Fiscal Year, revokes his prior election. In that event, he may file a new election with the Administrative Committee before the beginning of the calendar year or on or before March 31 of the Fiscal Year in accordance with Sections 2.3 and 2.5 hereof. An Eligible Executive who does not elect to defer Compensation in one calendar year or Fiscal Year may elect to defer Compensation in any subsequent calendar year or Fiscal Year, provided he remains an Eligible Executive, by electing to defer Compensation in accordance with this Section 2.

        2.5    Form and Content of Election. An election to defer Compensation hereunder shall be in writing, in a form acceptable to the Administrative Committee, and shall specify the portion of the Participant’s Compensation to be deferred.

        2.6    Form of Payment. A Participant electing to defer Compensation hereunder also shall elect as to whether such deferred Compensation shall be paid (a) in a single lump sum, or (b) in annual installments over a period elected by the Participant, not to exceed fifteen years. An election of form of payment hereunder shall be in writing in a form acceptable to the Administrative Committee, and shall be effective as of the date the form is filed with the Administrative Committee. The election on file with the Administrative Committee on the date of the Participant’s termination of employment with the Company shall govern the payment of all amounts deferred hereunder provided that the election has been in effect for more than one year (365 days). If the election has not been in effect for more than one year (365 days), the entire amount deferred hereunder shall be paid in a single lump sum. The provisions of this Section are further restricted by Section 9.

Section 3.     Accounts.

        3.1    Accounts. The Company shall maintain for bookkeeping purposes an Account in the name of each Participant. Each Account shall have a Deferred Compensation Subaccount to which shall be credited amounts deferred under Section 2 hereof, plus amounts as provided in Section 3.3 hereof. Each Account also shall have a Company Contribution Subaccount to which shall be credited amounts as provided in Sections 3.2 and 3.3 hereof. Any references herein to Compensation that is deferred pursuant to the Plan shall be deemed to include all amounts credited to the Participant’s Deferred Compensation Subaccount and Company Contribution Subaccount.

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Executive Deferred Compensation Plan

        3.2    Company Contributions. As of the last day of each calendar year, the Administrative Committee shall credit an additional amount to the Compensation that each Participant has deferred hereunder equal to the amount, if any, that the Company would have contributed to the Savings Plan on behalf of the Participant with respect to that year as a Matching Contribution (as defined in Section 5.1 of the Savings Plan), if any, and a Profit-Sharing Contribution (as defined in Section 5.2 of the Savings Plan), if any, had the Limitations not applied to the Participant with respect to his participation in the Savings Plan during that year; provided, however, that the Participant shall be credited with the amount that the Company would have contributed to the Savings Plan on behalf of the Participant with respect to the year as a Matching Contribution (as defined in Section 5.1 of the Savings Plan) only to the extent that the amount the Participant elected to defer for the year under Article 2 hereof is equivalent to the amount that the Participant would have had to contribute to the Savings Plan (had he not been prevented from doing so by the Limitations) to receive the related Matching Contribution under the Savings Plan.

        3.3     Investment Return.

            (a)       Rate of Return Indices. The Administrative Committee shall select and maintain one or more rate of return indices as specified on Appendix A attached hereto as amended from time to time. To the extent Compensation deferred hereunder is allocated to one or more of the rate of return indices, the Compensation shall be credited with the applicable investment return (or loss) that such Compensation would have earned if it were invested in the specified index.

            (b)       Designation of Investment Return.

(i) Each Participant shall specify in writing, at the time he completes his election to participate under Section 2 hereof, and in a form acceptable to the Administrative Committee, how any amounts to be deferred hereunder in the future shall be allocated among the rate of return indices specified on Appendix A attached hereto.

(ii) The Administrative Committee may, in its discretion and from time to time, permit a Participant to change any election previously made with respect to the allocation of amounts to be deferred hereunder in the future, subject to such conditions and such limitations as the Administrative Committee may prescribe. Any such change in election shall be in a form acceptable to the Administrative Committee.

(iii) The Administrative Committee may, in its discretion and from time to time, permit a Participant to elect to reallocate amounts from one rate of return index to another, subject to such conditions and such limitations as the Administrative Committee may prescribe; provided that a Participant shall be permitted, at least once per calendar month, to reallocate amounts from one rate of return index to another. Any such reallocation election shall be in a form acceptable to the Administrative Committee.

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Executive Deferred Compensation Plan

(iv) The Administrative Committee may require that any election under this Section 3.3 apply to the entire amount to which it pertains (e.g., 100% of the Participant’s future contributions) or to such percentage or percentages of that amount as the Administrative Committee may specify (e.g., increments of 5%).

(v) If a Participant fails to specify a rate of return index with respect to Compensation deferred hereunder, the Participant shall be presumed to have specified that his entire Account be allocated to the index determined by the Administrative Committee to represent the lowest risk of principal loss.

            (c)       Crediting Investment Returns. The balance credited to the Participant’s Account as of the last day of the prior month and allocated to one or more rate of return indices shall be credited with the applicable investment return (or loss) as of the last day of the month of crediting. All references herein to Compensation that is deferred pursuant to the Plan shall be deemed to include such deferred Compensation plus any investment return (or loss) credited pursuant to this Section 3.3.

        3.4    Treatment Under SERP. Amounts credited to a Participant’s Company Contribution Subaccount, if any, pursuant to Section 3.2 hereof, and any investment return (or loss) credited to such amounts pursuant to Section 3.3 hereof, shall be used to reduce monthly installments under the SERP pursuant to Section 3.4(d) of the SERP. Amounts credited to a Participant’s Deferred Compensation Subaccount pursuant to Section 2 hereof, and any investment return (or loss) credited to such amounts pursuant to Section 3.3 hereof, shall not be taken into account under Section 3.4(d) of the SERP.

        3.5     Vesting of Accounts.

            (a)        Subject to the limitations of Section 6 hereof, balances credited to Participants’ Deferred Compensation Subaccounts, and balances credited to the Company Contribution Subaccounts of Eligible Executives who became Participants before August 1, 1997, shall be nonforfeitable.

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Executive Deferred Compensation Plan

            (b)        Effective for individuals who become Participants on or after August 1, 1997, amounts credited to such Participants’ Company Contribution Subaccounts pursuant to Section 3.2 hereof shall vest in accordance with the following vesting schedule based on the Participants’ Years of Service (as defined in Section 2.1 of the Savings Plan):

Full Years of Service	Percentage
1	0%
2	25%
3	50%
4	100%

            (c)        A Participant’s Account shall become fully vested if the Participant’s employment terminates as a result of his retirement pursuant to the Savings Plan. A Participant’s Account also shall become fully vested if, while the Participant is still employed by the Company, (i) the Participant dies, (ii) the Participant becomes totally and permanently disabled, or (iii) the Participant had an account balance in the Plan on December 6, 2006, the date upon which a change in control of the Company occurred. If a Participant’s Account is not fully vested when his employment terminates, the non-vested portion of his Account shall be forfeited.

Section 4.     Distributions of Amounts Credited Under Section 3.1.

        4.1    Payment. The amount credited to a Participant’s vested Account pursuant to Section 3.1 hereof shall be paid, or payments shall commence, as soon as practicable following the Participant’s termination of employment with the Company. All such payments shall be made in cash. If the Participant elects to receive his deferred Compensation in annual installments, the amount of the first installment shall be the value of the deferred Compensation that is subject to such election on the date as of which the installment is paid, multiplied by a fraction, the numerator of which is one and the denominator of which is the total number of installments. The amount of each remaining installment shall be the value of the unpaid deferred Compensation that is subject to such election on the date as of which the installment is paid, multiplied by a fraction, the numerator of which is one and the denominator of which is the remaining number of installments to be paid. The provisions of this Section are further restricted by Section 9.

        4.2     Death of Participant.

            (a)       Amount of Death Benefit. Any amount credited to a Participant’s vested Account under Section 3.1 hereof that is unpaid at the time of the Participant’s death shall be paid in a single lump sum to the Beneficiary designated by the Participant.

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Executive Deferred Compensation Plan

            (b)       Payment of Death Benefits. A distribution pursuant to this Section 4.2 shall be made to the Participant’s Beneficiary within 90 days after the Administrative Committee receives written notification of the Participant’s death, together with any additional information or documentation that the Administrative Committee determines to be necessary or appropriate before it makes the distribution.

        4.3    Hardship Distributions. At any time, upon the written application of the Participant, the Administrative Committee may (i) reduce or eliminate the Participant’s future deferrals of Compensation hereunder, or (ii) accelerate and pay in a lump sum to the Participant all or part of the balance of the Compensation credited to the Participant’s vested Account under Section 3.1 hereof, or both, if the Administrative Committee finds, in its sole discretion, that the Participant has incurred or will incur a severe financial hardship. A severe financial hardship is an unforeseeable emergency resulting from any of the following:

            (a)        An illness or accident of the Participant, his spouse or dependent (as defined in Code Section 152);

            (b)        A loss of the Participant’s property due to casualty (including the need to rebuild a home following damage to a home not otherwise covered by insurance, for example, as a result of a natural disaster; or

            (c)        Other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, as determined by the Administrative Committee in accordance with Treasury Regulation 1.409A-3(i)(3).

In such circumstances, the Administrative Committee shall reduce or eliminate the future deferrals and/or accelerate the payment only to the extent reasonably necessary to eliminate or to avoid the severe financial hardship.

        4.4    Effect of Distributions on Investment Return. If any amount credited to a Participant’s vested Account under Section 3.1 hereof is allocated to more than one rate of return index, any distribution of part, but not all, of such vested Account shall be debited pro rata from any return indices to which the Participant’s vested Account is allocated at the time of the distribution.

Section 5.     Deferrals of Equity-Based Awards.

        5.1     Election to Defer. No deferrals of equity-based awards are permitted under this Plan after December 31, 2008.

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Executive Deferred Compensation Plan

Section 6.     Nature of Participant’s Interest in Plan.

        6.1    No Right to Assets. Participation in the Plan does not create, in favor of any Participant or Beneficiary, any right or lien in or against any asset of the Company. Nothing contained in the Plan, and no action taken under its provisions, will create or be construed to create a trust of any kind, or a fiduciary relationship, between the Company and a Participant or any other person. The Company’s promise to pay benefits under the Plan will at all times remain unfunded as to each Participant and Beneficiary, whose rights under the Plan are limited to those of a general and unsecured creditor of the Company.

        6.2    No Right to Transfer Interest. Rights to benefits payable under the Plan are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, or encumbrance. However, the Administrative Committee may permit a Participant or Beneficiary to enter into a revocable arrangement to pay all or part of his benefits under the Plan to a revocable grantor trust (a so-called “living trust”). In addition, the Administrative Committee may recognize the right of an alternate payee named in a domestic relations order to receive all or part of a Participant’s benefits under the Plan, but only if (a) the domestic relations order would be a “qualified domestic relations order” within the meaning of section 414(p) of the Code (if section 414(p) applied to the Plan), (b) the domestic relations order does not attempt to give the alternate payee any right to any asset of the Company, (c) the domestic relations order does not attempt to give the alternate payee any right to receive payments under the Plan at a time or in an amount that the Participant could not receive under the Plan, and (d) the amount of the Participant’s benefits under the Plan are reduced to reflect any payments made or due the alternate payee.

        6.3    No Employment Rights. No provisions of the Plan and no action taken by the Company, the Board of Directors of the Company or of Oshkosh Corporation, or the Administrative Committee will give any person any right to be retained in the employ of the Company, and the Company specifically reserves the right and power to dismiss or discharge any Participant.

        6.4    Withholding and Tax Liabilities. The amount of any withholdings required to be made by any government or government agency will be deducted from benefits paid under the Plan to the extent deemed necessary by the Administrative Committee. In addition, the Participant or Beneficiary (as the case may be) will bear the cost of any taxes not withheld on benefits provided under the Plan, regardless of whether withholding is required. The Company does not warrant that the Plan will be effective to defer the recognition of federal, state, or local tax with respect to any amount credited to a Participant’s Account.

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Executive Deferred Compensation Plan

Section 7.     Administration, Interpretation, and Modification of Plan.

        7.1     Plan Administrator. The Administrative Committee will administer the Plan.

        7.2    Powers of Committee. The Administrative Committee’s powers include, but are not limited to, the power to adopt rules consistent with the Plan; the power to decide all questions relating to the interpretation of the terms and provisions of the Plan; the power to determine the number and nature of the rate of return indices specified on Appendix A attached hereto; the power to compute the amount of benefits that shall be payable to any Participant or Beneficiary in accordance with the provisions of the Plan, and in the event that the Administrative Committee determines that excessive benefits have been paid to any person, the Administrative Committee may suspend payment of future benefits to such person or his Beneficiary or reduce the amount of such future benefits until the excessive benefits and any interest thereon determined by the Committee have been recovered; and the power to resolve all other questions arising under the Plan (including, without limitation, the power to remedy possible ambiguities, inconsistencies, or omissions by a general rule or particular decision). The Administrative Committee has discretionary authority to exercise each of the foregoing powers. The Administrative Committee shall decide claims and appeals under the Plan pursuant to the claims procedures established for the JLG Industries, Inc. Employees’ Retirement Savings Plan.

        7.3    Finality of Committee Determinations. Determinations by the Administrative Committee and any interpretation, rule, or decision adopted by the Administrative Committee under the Plan or in carrying out or administering the Plan will be final and binding for all purposes and upon all interested persons, their heirs, and their personal representatives.

        7.4    Required Information. Any person eligible to receive benefits hereunder shall furnish to the Administrative Committee any information or proof requested by the Administrative Committee and reasonably required for the proper administration of the Plan. Failure on the part of any person to comply with any such request within a reasonable period of time shall be sufficient grounds for delay in the payment of any benefits that may be due under the Plan until such information or proof is received by the Administrative Committee. If any person claiming benefits under the Plan makes a false statement that is material to such person’s claim for benefits, the Administrative Committee may offset against future payments any amount paid to such person to which such person was not entitled under the provisions of the Plan.

        7.5    Incapacity. If the Administrative Committee determines that any person entitled to benefits under the Plan is unable to care for his affairs because of illness or accident, any payment due (unless a duly qualified guardian or other legal representative has been appointed) may be paid for the benefit of such person to his spouse, parent, brother, sister, or other party deemed by the Administrative Committee to have incurred expenses for such person.

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Executive Deferred Compensation Plan

        7.6    Amendment, Suspension, and Termination.

            (a)       Administrative Committee. The Administrative Committee has the right to amend, suspend, or terminate the Plan at any time; provided that no such amendment, suspension, or termination of the Plan shall divest any Participant of the balance credited to his Account as of the effective date of such amendment, suspension, or termination, except to the extent that an affected Participant consents in writing to the amendment, suspension, or termination. Termination of the Plan shall not give rise to accelerated vesting of any unvested portion of a Participant’s Account.

            (b)       Administrator. The Administrative Committee delegates to the Executive Vice President, Corporate Administration of Oshkosh Corporation, or such person’s designee, responsibility for the general operation and daily administration of the Plan, including the right to amend Appendixes A and B of the Plan.

        7.7     Power to Delegate Authority.

            (a)       Administrative Committee. The Administrative Committee may, in its sole discretion, delegate to any person or persons all or part of its authority and responsibility under the Plan, including, without limitation, the authority to amend the Plan.

            (b)       Administrator. The designated administrator may, in its sole discretion, delegate to any person or persons all or part of its authority and responsibility under the Plan.

        7.8     Headings. The headings used in this document are for convenience of reference only and may not be given any weight in interpreting any provision of the Plan.

        7.9    Severability. If any provision of the Plan is held illegal or invalid for any reason, the illegality or invalidity of that provision will not affect the remaining provisions of the Plan, and the Plan will be construed and enforced as if the illegal or invalid provision had never been included in the Plan.

        7.10    Governing Law. The Plan will be construed, administered, and regulated in accordance with the laws of the Commonwealth of Pennsylvania, except to the extent that those laws are preempted by federal law.

        7.11    Complete Statement of Plan. This Plan contains a complete statement of its terms. The Plan may be amended, suspended, or terminated only in writing and then only as provided in Section 7.6. A Participant’s right to any benefit of a type provided under the Plan will be determined solely in accordance with the terms of the Plan. No other evidence, whether written or oral, will be taken into account in interpreting the provisions of the Plan.

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Executive Deferred Compensation Plan

Section 8.     Definitions.

        8.1     Gender and Number. In order to shorten and to improve the understandability of the Plan document by eliminating the repeated usage of such phrases as “his or her” and “Executive or Executives,” any masculine terminology herein shall also include the feminine and neuter, and the definition of any term herein in the singular shall also include the plural, except when otherwise indicated by the context.

        8.2     Definitions. The following words and phrases as used in the Plan have the following meanings:

“Account” means the bookkeeping account established for each Participant under Section 3.1 hereof. Each Account shall include a Deferred Compensation Subaccount and a Company Contribution Subaccount.

“Administrative Committee” means the Human Resources Committee of the Board of Directors of Oshkosh Corporation. However, during the two-year period ending on December 6, 2008, “Administrative Committee” means the trustee under the grantor trust maintained by the Company in connection with the Plan.

“Beneficiary” means the person designated by a Participant to receive benefits under the Plan after the Participant’s death. Such a designation shall be in writing in a form acceptable to the Administrative Committee, and shall be effective as of the date the form is filed with the Administrative Committee. If a Participant dies before receiving the entire amount due to him under the Plan, and he has failed to designate a Beneficiary or his designated Beneficiary fails to survive him, his Beneficiary will be the person to whom he is married at the time of his death, or if he is not married at that time, his Beneficiary will be the executor of his will or the administrator of his estate. A Participant may revoke a prior designation of a Beneficiary at any time before the Participant’s death by filing a new form with the Administrative Committee.

“Bonus Compensation” means cash compensation awarded under the JLG Industries, Inc. Management Incentive Plan that is also performance-based compensation within the meaning of Code Section 409A.

“Code”means the Internal Revenue Code of 1986, as amended from time to time.

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Executive Deferred Compensation Plan

“Company” means JLG Industries, Inc., and any successor to JLG Industries, Inc. Employment with the Company includes employment with any corporation, partnership, or other organization required to be aggregated with the Company under sections 414(b) and (c) of the Code.

“Company Contribution Subaccount” means the subaccount within the Participant’s Account to which Company Contributions are credited as described in Section 3.1 hereof.

“Compensation” means the base salary that Eligible Executives may elect to defer under the Plan and includes Bonus Compensation. “Compensation” shall not include restricted shares; options, or gain on options; stock appreciation rights; settlement of deferred stock grants or restricted or performance stock units; or other equity-based awards.

“Deferred Compensation Subaccount” means the subaccount within the Participant’s Account to which amounts deferred under Section 2 are credited as described in Section 3.1 hereof.

“Effective Date” means November 1, 2003.

“Eligible Executive” means an employee of the Company who is an officer of the Company or who holds any other key position designated by the Administrative Committee in its sole discretion; provided that, on and after December 6, 2006, when a change in control of the Company occurred, each employee of the Company who was an Eligible Executive immediately before the change in control shall remain an Eligible Executive as long as the employee is employed by the Company.

“Fiscal Year” means the twelve-month period ending each September 30th beginning September 30, 2007.

“Limitations” means

(a)	the limitations on contributions to defined contribution plans under sections 401(k), 401(m), 402(g), and 415(c) of the Code; and

(b)	the limitations imposed by sections 401(a)(4), 401(a)(17), and 415(e) of the Code and by any other provision of the Code to the extent that such provision limits the amount of Pretax Contributions, Matching Contributions, and Profit-Sharing Contributions that otherwise would be made to the Savings Plan.

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Executive Deferred Compensation Plan

“Participant” means an Eligible Executive who becomes a participant in the Plan in accordance with Section 2.1 or Section 5.1 hereof and who has not been paid all Compensation deferred by the Participant under the Plan.

“Plan” means the “JLG Industries, Inc. Executive Deferred Compensation Plan” as set forth herein and as amended from time to time.

“Savings Plan” means the JLG Industries, Inc. Employees’ Retirement Savings Plan effective as of January 1, 1995, and as amended from time to time.

“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended and in effect from time to time.

“SERP” means the JLG Industries, Inc. Supplemental Executive Retirement Plan effective as of March 31, 1995, and as amended from time to time.

Section 9.     Code Section 409A Grandfathering Provisions.

        9.1    General Grandfathering Rule. Accounts shall be grandfathered to the maximum extent permitted pursuant to Code Section 409A, subject to this Section 9.

        9.2    409A Grandfathered Account Balance. A Participant’s 409A grandfathered Account balance is the value of the Participant’s vested Account Balance as of December 31, 2004, which amount shall be determined in accordance with Treasury Regulation 1.409A-6(a)(3) as of each date such benefit is valued for purposes of determining the Executive’s 409A grandfathered Account balance.

        9.3    Payment of 409A Grandfathered Account Balance. A Participant’s 409A grandfathered Account balance shall be paid at such times and in such form as permitted by the terms of the Plan as in effect on October 1, 2004, which terms and conditions shall not be materially amended after that date as they apply to such 409A grandfathered Account balance.

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Executive Deferred Compensation Plan

        9.4    409A Non-Grandfathered Account Balance. Notwithstanding any other provisions of the Plan, effective December 31, 2008, a Participant’s 409A non-grandfathered Account balance is subject to this Section 9. A Participant’s 409A non-grandfathered Account balance is the value of the Participant’s Account balance hereunder less the Participant’s 409A grandfathered Account balance, as of each date the Participant’s Account is valued for purposes of determining the 409A non-grandfathered Account balance. Section 409A non-grandfathered Account balances shall be deemed to be part of an account balance plan of deferred compensation for purposes of Code Section 409A. Plan provisions shall provide guidance for the administration of the Plan with respect to 409A non-grandfathered account balances to the extent they are consistent with the requirements of this Section 9.

        9.5    Payment of 409A Non-Grandfathered Account upon Separation from Service. Notwithstanding any other provisions of the Plan to the contrary, a Participant’s 409A non-grandfathered Account balance (“Non-Grandfathered Account”) shall be paid upon Separation from Service in (i) a single lump sum payment or (ii) in installments over two to 15 years in accordance with the following:

        (a)        Each Participant shall elect the form of payment under Plan rules not later than December 31, 2008, which election shall be irrevocable on and after that date. Such election is to be made pursuant to the special transition rule election available for this purpose under Code Section 409A. The election will not be treated as a change in the form or timing of a payment, or an acceleration of payment, under Code Section 409A. In the absence of a valid election of a form of payment by a Participant pursuant to this Section, payment shall be made in a single lump sum.

        (b)        Payment in a single lump sum payment will be made in January of the year following the year in which the Participant’s Separation from Service occurs to those Participants whose Separation from Service occurs during the period January 1 through June 30 and in July of the year following the year in which the Participant’s Separation from Service occurs to those Participants whose Separation from Service occurs during the period July 1 through December 31. The lump sum distribution shall be in an amount equal to the balance of the Participant’s Non-Grandfathered Account as of the Valuation Date immediately preceding the distribution date.

        (c)        If payment is to be made in annual installments, the first annual payment shall be made, for those Participants whose Separation from Service occurs during the period January 1 through June 30, in January of the year following the year in which the Participant’s Separation from Service occurs. For those Participants whose Separation from Service occurs during the period from July 1 through December 31 of a year, the first annual installment shall be made in July of the year following the year in which such Participant’s Separation from Service occurs. All subsequent installments shall be made in January of each year. The amount of each annual installment is determined by multiplying the balance of the Participant’s Non-Grandfathered Account subject to installment payments as of the Valuation Date immediately preceding the distribution date by a fraction, the numerator of which is one (1) and the denominator of which is the number of installments remaining, including the current installment. Notwithstanding the foregoing provisions of this subsection, if the balance of a Participant’s Account at any time is less than fifty thousand dollars ($50,000) during the installment payout period, the remaining balance shall be paid in the form of a lump sum when the next installment payment is otherwise due to be paid.

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Executive Deferred Compensation Plan

        9.6    Payment of 409A Non-Grandfathered Account upon Death. Payment of any unpaid portion of a Participant’s Non-Grandfathered Account shall be made to the Participant’s Beneficiary within 90 days after the Administrative Committee receives written notification of the Participant’s death, together with any additional information or documentation that the Administrative Committee determines to be necessary or appropriate before it makes the distribution. Payment will be in the form of a single lump sum payment.

        9.7    Separation from Service. The term “Separation from Service”means, as to each Participant, the termination of service as an independent contractor and/or as an employee (collectively referred to herein as “service”) of such Participant with the Company and all of its 409A affiliates or, if the Participant continues to provide services following his or her termination of service, such later date as is considered a separation from service from the Company and its 409A affiliates within the meaning of Code Section 409A. Specifically, if the Participant continues to provide services to the Company or a 409A affiliate in a capacity other than as an employee, or other than as an independent contractor, such shift in status is not automatically a Separation from Service. Separation from Service, for this purpose, means a termination of service of the Participant when the Company and the Participant reasonably anticipate that no further services will be performed by the Participant for the Company and its 409A affiliates or that the level of bona fide services the Participant will perform for the Company and its 409A affiliates will permanently decrease to no more than 20 percent of the average level of bona fide services performed by the Participant (whether as an employee or independent contractor) for the Company and its 409A affiliates over the immediately preceding 36-month period (or such lesser period of services). The Participant’s Separation from Service shall be presumed not to occur where the level of bona fide services performed by the Participant for the Company and its 409A affiliates continues at a level that is 50 percent or more of the average level of bona fide services performed by the Participant (whether as an employee or independent contractor) for the Company and its 409A affiliates over the immediately preceding 36-month period (or such lesser period of service). No presumption applies to a decrease in services that is more than 20 percent but less than 50 percent, and in such event, whether the Participant has had a Separation from Service will be determined in good faith by the Company based on the facts and circumstances in accordance with Code Section 409A. The term “409A affiliate” means each entity that is required to be included in the Company’s controlled group of corporations within the meaning of Section 414(b) of the Code, or that is under common control with the Company within the meaning of Section 414(c) of the Code; provided, however, that the phrase “at least 50 percent” shall be used in place of the phrase “at least 80 percent” each place it appears therein or in the regulations thereunder.

JLG Industries, Inc.	Page 15
Executive Deferred Compensation Plan

        9.8    Compliance with Internal Revenue Code Section 409A. The Company intends the terms of the Plan to be in compliance with Section 409A of the Code. The Company does not guarantee the tax treatment or tax consequences associated with any payment or benefit, including but not limited to consequences related to Section 409A of the Code. To the maximum extent permissible, any ambiguous terms of this Agreement shall be interpreted in a manner which avoids a violation of Section 409A of the Code. If any amount of a Participant’s 409A non-grandfathered Account balance may be includible in income under Code Section 409A, the Administrative Committee shall, in consultation with the Participant, modify the terms of the Plan applicable to such affected Participant’s Account in the least restrictive manner reasonably available to comply with the provisions of Code Section 409A, taking into account any other applicable Code provisions and without diminution in the value of the Account of the Participant or the Participant’s Beneficiary, if applicable. In order to avoid an additional tax on payments that may be payable or benefits that may be provided under the Plan and that constitute deferred compensation that is not exempt from Section 409A of the Code, each Participant and Beneficiary shall make a reasonable, good faith effort to collect any payment or benefit to which the Participant or Beneficiary believes he or she is entitled hereunder no later than 90 days after the latest date upon which the payment could have been made or benefit provided under the Plan, and if the payment or benefit is not paid or provided, then the Participant or Beneficiary shall take further enforcement measures within 180 days after such latest date.

JLG INDUSTRIES, INC.
ATTEST:	__________________________________	BY:	__________________________________
TITLE:	__________________________________	TITLE:	__________________________________

JLG Industries, Inc.	Page 16
Executive Deferred Compensation Plan

APPENDIX A

RATE OF RETURN INDICES

JLG Industries, Inc.	Page 17
Executive Deferred Compensation Plan

APPENDIX B
INTERNAL REVENUE CODE SECTION 409A TRANSITION RULE ELECTION

JLG INDUSTRIES, INC. EXECUTIVE DEFERRED COMPENSATION PLAN

        Internal Revenue Code Section 409A. (Section 409A) requires that additions to my account in the JLG Industries, Inc. Executive Deferred Compensation Plan (Plan) after December 31, 2004, including net earnings on such account (my non-grandfathered account), may only be paid in a method (lump sum or installment) that is specified in advance of when the deferred amounts are earned.

        Section 409A provides a transitional rule through December 31, 2008, however, which allows me to select, on a one-time irrevocable basis, the method by which my non-grandfathered account under the Plan (including amounts added after 2004) will be paid. This election is referred to as the Section 409A transitional rule election. It must be made not later than December 31, 2008.

        Each participant in the Plan with a non-grandfathered account is requested to make this transitional rule election. If no election is made and filed with the Plan by December 31, 2008, the participant’s non-grandfathered account will be paid in a single lump sum payment following separation from service, at the time specified in Section 9.5(b) of the Plan. (Please note that balances accrued through December 31, 2004, including net earnings attributable to those amounts (the grandfathered account balance), remain subject to the terms of the Plan as in effect on that date, which allows changes to be made to the method of payment under less restrictive terms.)

SECTION 409A IRREVOCABLE TRANSITION RULE ELECTION

The payment method for my non-grandfathered account balance in the Plan shall be the following:

|_|	One lump-sum, payable during January or July following the calendar year in which my separation from service (as defined in the Plan) occurs, pursuant to Section 9.5(b) of the Plan.

|_|	In 2, 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14, or 15 (please circle one number) annual installments commencing during January or July following the calendar year in which my separation from service (as defined in the Plan) occurs, pursuant to Section 9.5(c) of the Plan, and continuing in the appropriate number of consecutive Januarys thereafter until fully paid.

Receipt Acknowledged

By:______________________________	_________________________________
Director
_________________________________	_________________________________
Date	Date